UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 16, 2006
                                -----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             FINANCIALCONTENT, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     0-28377                   94-3319536
----------------------------      ----------------          --------------------
(State or other jurisdiction      (Commission File            (IRS Employer
      of incorporation)               Number)               Identification No.)

                        400 Oyster Point Blvd., Suite 435
                       So. San Francisco, California 94080
                           --------------------------
                    (Address of principal executive offices)

                            650/837-9850 (telephone)
                               650/745-2677 (fax)
                               ------------------
                          Registrant's telephone number

                      -------------------------------------
                         Former name and former address

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 16, 2006, FinancialContent, Inc. (the "Company") issued a news release discussing the matters described in Item 4.02 below. This news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 4.02 Non-Reliance Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Prompted by comments form the Securities Exchange Commission to the company's Form 10-KSB for the period ended June 30, 2005, filed on October 5, 2005, the Board of Directors of the Company on February 16, 2006, approved management's recommendation that the Company's financial statements for the year ended June 30, 2004 and 2005, and three months ended September 30, 2005, be restated due to an error in not recognizing a beneficial conversion feature in the convertible preferred stock the company issued during its fiscal year ended June 30, 2004. In light of such restatements, the amounts of basic and diluted loss from continuing operations per common share and net loss per common share for the year ended June 30, 2004 audited financial statements and the stockholders equity section of the balance sheet for the year ended June 30, 2004 and 2005 should no longer be relied upon.

In connection with the issuance of Series A Convertible Preferred Stock on July 18, 2003, Series B Convertible Preferred Stock on July 31, 2003, and Series C Convertible Preferred Stock on January 2, 2004, the Company did not add to its loss amounts the value of the beneficial conversion feature of such preferred shares in the years ended June 30, 2004, in calculating loss from continuing operations per common share and net loss per common share for such period, or adjust such calculation following completion of the independent valuation in fiscal year 2004. This resulted in an understatement of net loss per common share for that period.

Each series of the aforementioned preferred stock is immediately convertible and thus contain a beneficial conversion feature. A beneficial conversion feature arises when convertible preferred stock has a conversion price less than the fair value of the common stock into which it is convertible on the date of issuance, and represents the difference between the conversion price and the fair value of the common stock. Under U.S. generally accepted accounting principles ("GAAP"), the value of the beneficial conversion feature of convertible preferred stock that is immediately convertible is directly deducted from retained earnings or added to accumulated deficit in the period in which such convertible preferred stock is issued.

Under GAAP, the value of a beneficial conversion feature is also deducted from earnings or added to loss for the purpose of calculating earnings or loss from continuing operations per common share and net earnings or loss per common share for the period in which such convertible preferred stock is issued.

The Company has recorded a charge of $2,730,339 to accumulated deficit to reflect an imputed dividend to the preferred shareholders for the value of this conversion feature. The effect on earnings per share for the year ended June 30, 2004 is a decrease of $0.31 per share from $0.19 per share to $0.50 per share.

As a result of this error, the Company is amending its financial statements for the year ended June 30, 2004 and 2005, and the three months ended September 30, 2005. The Company will file such amendments shortly. The amendments restate the basic and diluted loss from continuing operations per common share and net loss per common share amounts reported in the Company's Consolidated Statements of Operations for the fiscal year ended June 30, 2004, and adjustments to the stockholders' equity section of the Company's Consolidated Balance Sheet in all applicable periods, and revise related footnotes and other disclosures, including management's report on internal control over financial reporting, which disclose this error as an effect of the Company's material weakness in internal control over financial reporting related to the review of complex and judgmental accounting issues. No other changes to the financial statements are required as a result of this restatement.

The decision to restate prior financial statements based on this error was made by the board of directors, upon the recommendation of management.

Item 9.01 Financial Statements and Exhibits.

99.1 News Release issued by FinancialContent, Inc. on February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FinancialContent, Inc.


                                        By: /s/ Wing Yu
                                        ---------------
                                        Wing Yu,
                                        Chief Executive Officer

                                        Date: February 16, 2006

Index to Exhibits

Sequentially       Exhibit
Numbered Page       No.        Description of Document
-------------      -------     -----------------------

                      99.1     Press Release of the Registrant
                                 dated February 16, 2006




                                      -3-